Exhibit 99.1


     NEWPOWER ANNOUNCES NYSE DELISTING WILL HAVE NO EFFECT ON OPERATIONS
                             AND CUSTOMER SERVICE


PURCHASE, NEW YORK - April 1, 2002 - As announced by the New York Stock Exchange (NYSE) earlier today, the shares of common stock of NewPower Holdings, Inc. (NYSE: NPW) have been suspended from trading on the NYSE as the company does not currently meet the continued listing criteria of the exchange requiring an average closing share price of not less than $1 per share over a consecutive 30 trading day period.


NewPower announced that this event is not expected to have any effect on business operations or customer service. The Company is exploring which market would be best suited for the trading of shares of its common stock and will provide additional information to investors when available.


About NewPower Holdings, Inc.

NewPower Holdings, Inc. through The New Power Company, is the first national provider of electricity and natural gas to residential and small commercial customers in the United States. The Company offers consumers in restructured retail energy markets competitive energy prices, pricing choices, improved customer service and other innovative products, services and incentives.

Cautionary Statement
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties and may differ materially from actual future events or results. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our goals will be achieved. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Important factors that could cause actual results to differ from estimates or projections contained in the forward-looking statements include our limited operating history; delays or changes in the rules for the restructuring of the electric and natural gas markets; our ability to attract and retain customers; our ability to manage our energy requirements and sell energy at a sufficient margin given the volatility in prices for electricity and natural gas; the effect of commodity volatility on collateral requirements and liquidity; our dependence on third parties to provide critical functions to us and to our customers; and conditions of the capital markets affecting the availability of capital. Readers are referred to the Company's Annual Report on Form 10K for the year ending December 31, 2000, our Registration Statement on Form S-1 (No. 333.41412), and the Company's filing on Form 8-K dated October 19, 2001, all on file with the Securities and Exchange Commission, for a discussion of factors that could cause actual results to differ materially from these forward-looking statements.




For more information, reporters may contact:
Gael Doar                                            Terri Cohen
Director of Corporate Communications                 Manager, Communications
Gdoar@newpower.com                                   terri.cohen@newpower.com
------------------
(914) 697-2451                                       (914) 697-2457


Analysts and investors may contact:

Kathryn Corbally                                     Patrick McCoy
Vice President, Investor Relations          Manager, Investor Relations
The New Power Company                                The New Power Company
kathryn.corbally@newpower.com               patrick.mccoy@newpower.com
-----------------------------               --------------------------
(914) 697-2444                                       (914) 697-2431




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